UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PREFERRED APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 SPECIAL MEETING OF STOCKHOLDERS
The following change relates to the proxy statement of Preferred Apartment Communities, Inc. (“we,” “our,” “us” or the “Company”), dated September 25, 2020 for the Special Meeting of Stockholders to be held on November 5, 2020 (the “Special Meeting”). This change replaces the first and second paragraphs of Proposal 2 with the new paragraphs below and replaces Annex B with the Annex B included in this filing.
The first and second paragraphs of Proposal 2 are replaced in its entirety with the following paragraphs and Annex B is replaced in its entirety with the Annex B below:
Amendment to the Company’s Charter: Reduce the call period on the Company's Series A Redeemable Preferred
Our Board has adopted a resolution approving and recommending to our stockholders for their approval a proposed amendment to the Company's charter to allow the Company to redeem, at the Company's option, its Series A Redeemable Preferred Stock (the "Series A Preferred") beginning on the fifth anniversary of the date of issuance rather than the tenth anniversary of the date of issuance and to provide that the redemption date will be the third day after the Company sends the notice of redemption, or such other date specified in the notice, instead of the 30th day thereafter. The form of the Articles of Amendment to the Company's charter to change the time period before the Company may redeem its Series A Preferred Stock is attached to this Proxy Statement as Annex B (the "Series A Call Amendment"). As of August 31, 2020, there were 3,050,000 shares of Series A Preferred authorized and 2,005,257 shares of Series A Preferred issued and outstanding.

The Board's view is that the adoption of Proposal 2 provides the Company greater flexibility to manage its balance sheet when making strategic decisions with available capital. This change would not alter the rights of the holders of the Series A Preferred to cause their shares to be redeemed, but it will provide the Company, after five years from the date of original issuance, the right (but not the obligation) to redeem such shares of Series A Preferred at 100% of their stated value, initially $1,000 per share, plus accrued but unpaid dividends. In addition to balance sheet control, Proposal 2 also affords the Company additional expense control by allowing the Company to reduce its outstanding Series A Preferred resulting in a proportional reduction in dividend expense based on the amount of Series A Preferred retired and to eliminate the costs and other administrative burdens associated with having to wait 30 days after sending the notice of a redemption to effect the redemption. Providing the Company greater balance sheet and expense control flexibility adds tools for managing the Company going forward.

Revocability of Proxies

IF YOU HAVE PREVIOUSLY AUTHORIZED A PROXY TO VOTE YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, no action is necessary. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on your previously submitted proxy card or pursuant to your instructions previously submitted by telephone or through the internet.

IF YOU HAVE PREVIOUSLY AUTHORIZED A PROXY TO VOTE YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so in one of the following ways:

•by mail by requesting a new proxy card, which is available by calling our proxy solicitor, Georgeson, Inc., at 1-866-431-2096;
•by telephone by calling 1-800-690-6903;
•over the Internet by going to www.proxyvote.com [proxyvote.com]; or
•by voting online at the Special Meeting.

ANNEX B

PREFERRED APARTMENT COMMUNITIES, INC.

ARTICLES OF AMENDMENT

Preferred Apartment Communities, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Sections 6(a), 6(b) and 6(c) of the Articles Supplementary filed with, and accepted for record by, the Department on October 31, 2011, as amended by the Articles of Amendment filed with, and accepted for record, by the Department on June 26, 2014 (the "Series A Articles Supplementary") in their entirety and substituting in lieu thereof the following new Sections 6(a), 6(b) and 6(c):

(a) The Series A Preferred Stock is not redeemable by the Corporation prior to the fifth anniversary of the date of original issuance of the shares of Series A Preferred Stock to be redeemed. However, in order to ensure that the Corporation remains qualified as a REIT under Section 856 of the Code, the Series A Preferred Stock shall be subject to the provisions of Section 4.04 of the Charter. Pursuant to Section 4.04 of the Charter, and without limitation of any provisions of such Section 4.04, the Series A Preferred Stock, together with all other Shares (as defined in the Charter), owned by a stockholder in excess of the Aggregate Share Ownership Limit (as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter) and the Corporation shall have the right to purchase such transferred shares from the Trust. For this purpose, the Market Price (as defined in the Charter) of Series A Preferred Stock shall equal the Stated Value, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of purchase.

(b) On and after the fifth anniversary of the date of original issuance of any shares of Series A Preferred Stock to be redeemed, the Corporation may, at its option, redeem such shares of the Series A Preferred Stock, in whole or from time to time, in part, at a redemption price equal to 100% of the Stated Value per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (the “Redemption Date”).

(c) The Redemption Date shall be selected by the Corporation and shall be 3 days after the date on which the Corporation sends the notice of redemption, or such other date specified in the notice.

SECOND: The amendment to the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Secretary on this ____ day of _______, 2020.

ATTEST: PREFERRED APARTMENT COMMUNITIES, INC.

___________________________ By: (SEAL)
Name: Jeffrey R. Sprain Name: Joel T. Murphy
Title: Secretary Title: President and Chief Executive Officer
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